                                                                                  FOR:   International Speedway Corporation

                                                               APPROVED BY:   Wes Harris
                                                                                              Director of Investor Relations
                                                                                              (386) 947-6465

                                                                        CONTACT:   Suzanne Rosenberg/Melissa Myron
                                                                                              Media: Jason Rando
                                                                                              Morgen-Walke Associates, Inc.
                                                                                              (212) 850-5600

FOR IMMEDIATE RELEASE

INTERNATIONAL SPEEDWAY CORPORATION REPORTS RECORD SECOND QUARTER
-- Both Kansas and Chicagoland Sell Out Entire Facilities On Season-Ticket Basis --

            DAYTONA BEACH, FLORIDA – July 10, 2002 – International Speedway Corporation (“ISC”) (Nasdaq/NM: ISCA; OTC Bulletin Board: ISCB) today reported record results for the second quarter ended May 31, 2002.

Total revenues for the 2002 second quarter increased to $116.7 million from $112.0 million in 2001.  Operating income for the second quarter increased to $30.7 million compared to $27.5 million in the prior-year period.  Net income was $14.4 million, or $0.27 per diluted share, compared to $13.3 million, or $0.25 per diluted share, in the 2001 second quarter.

For the six months ended May 31, 2002, total revenues increased to $242.5 million from $232.7 million in 2001.  Operating income for the six-month period increased to $79.9 million compared to $71.9 million in the prior year six-month period.  Income before the cumulative effect of an accounting change was $39.7 million, or $0.75 per diluted share, versus $36.1 million, or $0.68 per diluted share in 2001.  Fiscal 2002 first quarter results include a previously announced one-time, non-cash after-tax charge of $517.2 million, or $9.74 per diluted share, associated with the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142.

Eleven major event weekends were conducted in the 2002 second quarter.  The quarter started strong with a NASCAR Winston Cup/Busch/Truck Series triple-header at Darlington, highlighted by record attendance for the Winston Cup race.  Consecutive Winston Cup/Busch Series weekends were held at Talladega, California and Richmond, with all three Winston Cup events run before sold out crowds.  In addition, during the quarter the Company held successful IRL weekends at Homestead-Miami, Phoenix, California and Nazareth.  Rounding out the quarter, Daytona and California hosted solid AMA event weekends and Nazareth hosted a NASCAR Busch Series week

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ISC REPORTS RECORD SECOND QUARTER RESULTS                                                         PAGE -2-

Mr. James C. France, President and Chief Operating Officer of International Speedway Corporation, commented, “We are pleased to announce another quarter of record financial results, especially given the challenging economic environment.  One important factor contributing to our success is the continued diversification of our revenue mix to one that is more supported by multi-year contracts.  The combination of NASCAR’s long-term domestic television broadcast rights agreements and our ability to secure multi-year corporate sponsorships enables us to rely less on seat expansion and price increases for revenue growth, while improving cash flow and earnings visibility.

“Since our last conference call, we have signed multi-year entitlements for several of our Winston Cup and Busch Series events with important partners such as Aaron Rents, Cabela’s and Basha’s.  In addition, the Company entered into a long-term marketing alliance with Sirius Satellite Radio which encompasses title sponsorship of Winston Cup events at Michigan and Watkins Glen, official status and on-site display rights at ISC’s 12 wholly-owned facilities, as well as Chicagoland Speedway.”

During the third quarter, ISC is scheduled to host nine major event weekends, five of which have already occurred.  To date the Company has hosted Winston Cup weekends at Michigan and Daytona, IRL weekends at Richmond and Kansas, and an ARCA/NASCAR Winston West double-header at Kansas.  Highlights include a capacity crowd for Michigan’s Winston Cup race, an inaugural Busch Series race at Daytona, and a sold out weekend of IRL and NASCAR Craftsman Truck Series racing at Kansas.

Four major auto-racing event weekends are slated for the remainder of the third quarter, including weekends anchored by the Winston Cup Series at Chicagoland, Watkins Glen and Michigan and an inaugural IRL / Craftsman Truck Series weekend at Michigan.

“Following tremendously successful inaugural seasons, we are extremely pleased that both Kansas and Chicagoland have sold out their entire facilities on a season-ticket basis,” continued Mr. France.  “This significant achievement is a first in major motorsports entertainment in this country, and is indicative of the growing popularity of motorsports, particularly NASCAR and IRL racing.”

Mr. France concluded, “The fundamentals of our business remain strong and we are encouraged by the continued success of domestic motorsports.  And, driven by our national presence in key markets, we believe the Company is in an excellent position to capitalize on the industry’s future growth opportunities.

The management of ISC will host a conference call today with investors at 9:00 a.m. Eastern Time which may also be accessed via the Internet at: http://www.vcall.com.

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ISC REPORTS RECORD SECOND QUARTER RESULTS                                                             PAGE -3-

International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 events annually.  The Company owns and/or operates 12 of the nation’s major motorsports facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan International Speedway located outside Detroit; Richmond International Raceway in Virginia; California Speedway near Los Angeles; Kansas Speedway in Kansas City, Kansas; Phoenix International Raceway in Arizona; Homestead-Miami Speedway in Florida; North Carolina Speedway in Rockingham; Darlington Raceway in South Carolina; Watkins Glen International in New York; and Nazareth Speedway in Pennsylvania.  Other track interests include an indirect 37.5% interest in Raceway Associates, LLC, which owns and operates Chicagoland Speedway and Route 66 Raceway near Chicago, Illinois.

The Company also owns and operates MRN Radio, the nation's largest independent sports radio network; DAYTONA USA, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR; and subsidiaries which provide catering services, food and beverage concessions, and produce and market motorsports-related merchandise under the trade name “Americrown.”  For more information, visit the Company's Web site at www.iscmotorsports.com.

Statements made in this release that state the Company or management's beliefs or expectations and which are not historical facts or which apply prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward looking statements. The Company’s results could be impacted by the risk factors discussed elsewhere, including, but not limited to, the success of and weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events.  Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Q's. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.

   (Tables Follow)

ISC REPORTS RECORD SECOND QUARTER RESULTS                                           PAGE -4-

Consolidated Statements of Operations
(In thousands, except for per share data)

	Three Months Ended		Six months ended
	5/31/2001	5/31/2002	5/31/2001	5/31/2002
	(Unaudited)		(Unaudited)
REVENUES

Admissions, net	$ 44,739	$ 45,220	$ 94,644	$ 94,068
Motorsports related income	52,262	55,287	106,678	115,505
Food, beverage, and merchandise income	13,804	14,696	28,998	30,262
Other income	1,191	1,544	2,365	2,671

	111,996	116,747	232,685	242,506
EXPENSES

Direct race expenses:
NASCAR direct expenses	20,165	21,589	39,474	42,878
Motorsports related expenses	24,791	26,816	41,450	44,547
Food, beverage, and merchandise expenses	7,539	7,901	15,391	16,317
General and administrative expenses	19,326	19,445	38,834	38,673
Depreciation and amortization	12,664	10,316	25,628	20,229

Total expenses	84,485	86,067	160,777	162,644

Operating income	27,511	30,680	71,908	79,862

Interest income	989	340	2,209	624
Interest expense	(5,332)	(6,091)	(11,589)	(12,496)
Equity in net loss from equity investments	(643)	(1,524)	(1,278)	(3,278)
Minority interest	___288	______-	____585	_______-

Income before income tax and cumulative effect of accounting change	22,813	23,405	61,835	64,712
Income taxes	9,513	9,035	25,785	24,979

Income before cumulative effect of accounting change	13,300	14,370	36,050	39,733
Cumulative effect of accounting change - Company Operations	-	-	-	(513,827)
Cumulative effect of accounting change - Equity Investment	______-	______-	______-	____(3,422)
Net income (loss)	$ 13,300	$ 14,370	$ 36,050	$ (477,516)

Basic earnings per share before cumulative effect of accounting change	$ 0.25	$ 0.27	$ 0.68	$ 0.75
Cumulative effect of accounting change	_____-	_____-	_____-	__(9.75)
Basic net income (loss) per share	$ 0.25	$ 0.27	$ 0.68	$ (9.00)

Diluted earnings per share before cumulative effect of accounting change	$ 0.25	$ 0.27	$ 0.68	$ 0.75
Cumulative effect of accounting change	_____-	_____-	______-	___(9.74)
Diluted net income (loss) per share	$ 0.25	$ 0.27	$ 0.68	$ (8.99)

Dividends per share	$ 0.06	$ 0.06	$ 0.06	$ 0.06

Basic weighted average shares outstanding	52,998,389	53,039,100	52,991,508	53,031,869

Diluted weighted average shares outstanding	53,070,816	53,098,524	53,067,250	53,096,923

Consolidated Balance Sheet Data
(In thousands)

	November 30,	May 31,
	2001	2002
		(Unaudited)

Cash, cash equivalents and short-term investments	$ 71,204	$ 84,777
Current assets	107,395	137,744
Total assets	1,702,146	1,143,168
Deferred income	100,932	156,745
Current liabilities	135,866	194,548
Total debt	411,702	333,665
Shareholders’ equity	1,035,422	555,078